UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑32583	13‑3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221‑7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 11, 2020, the Company held its Annual Meeting of Stockholders. A total of 23,705,604 shares (87.55% of shares outstanding as of the record date) of the Company's common stock were present or represented by proxy at the meeting. The results of stockholder voting on the three proposals presented were as follows:

Proposal 1 – Stockholders elected the following six directors nominated by the board of directors, to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth R. Adams	17,498,081	232,571	22,363	5,952,589
Carl G. Braunlich	14,055,565	3,675,727	21,723	5,952,589
Lewis A. Fanger	13,192,934	4,539,265	20,816	5,952,589
Daniel R. Lee	14,001,017	2,889,081	862,917	5,952,589
Kathleen M. Marshall	17,045,862	685,657	21,496	5,952,589
Bradley M. Tirpak	14,486,802	3,245,824	20,389	5,952,589

Proposal 2 – Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020:

For	Against	Abstain	Broker Non-Votes
23,655,266	12,826	37,512	―

Proposal 3 – Stockholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the 2020 proxy statement:

For	Against	Abstain	Broker Non-Votes
16,482,468	1,217,262	53,285	5,952,589

Item 8.01   Other Events

On June 11, 2020, the Company’s Board of Directors appointed Dr. Carl G. Braunlich as its new Chairman. Prior to this appointment, Dr. Braunlich was the Company’s Vice Chairman of the Board of Directors. Dr. Braunlich is currently an Associate Professor at the William F. Harrah College of Hotel Administration within the University of Nevada, Las Vegas. He has also been a full-time member of the hotel management faculties of Cornell University and Purdue University. In addition to his work in education, Dr. Braunlich has experience in operations, having developed and directed food and beverage operations for large casino resorts in the Bahamas and Atlantic City. During his tenure with Purdue University, he spent two sabbatical leaves working with the opening teams of Bellagio and Wynn Las Vegas resorts. He was also the primary design consultant for the responsible gaming strategies of Caesars Entertainment, a ten-year development effort resulting in responsible gaming programs that have been recognized as an industry benchmark. Dr. Braunlich is a board member with the Nevada Council on Problem Gambling. He has been a board member with the National Council of Problem Gambling and a member of the American Gaming Association Responsible Gaming Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: June 11, 2020	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer